Exhibit 23.1









                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Amerihost Properties, Inc.
Des Plaines, Illinois

We hereby consent to the incorporation by reference in the Company's previously filed Registration Statements on Form S-3 (file nos. 33-72742 and 33-32333) and on Form S-8 (file no. 33-32331) of our report dated March 22, 1999 relating to the consolidated financial statements of Amerihost Properties, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.










                                                                BDO Seidman, LLP








Chicago, Illinois
March 22, 1999